UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2007

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 29, 2007, SMF Energy Corporation (the “Company”) entered into a Fifth Amendment to Warrant Purchase Agreement and Stock Purchase Warrant (the “Fifth Amendment”) with Triage Capital Management, L.P. (“TCM”) and Triage Capital Management B, L.P. (“TCM B”) whereby the Company agreed to extend the warrant exercise period for the warrants issued by the Company on June 30, 2006 (the “Warrants”) to institutional investors, TCM and TCM B (jointly, the “Investors”) from March 31, 2007 to June 30, 2007, and to clarify that any of the principal, interest or prepayment penalty outstanding on any of the Notes (as defined below) may be used as payment of the exercise price for any of the Warrants. The Investors hold promissory notes issued by the Company on August 29, 2003 (the “August Notes”) and January 25, 2005 (the “January Notes”) (collectively, the “Notes”). Pursuant to the Warrant Purchase Agreement dated June 30, 2006 (the “Agreement”) with the Investors, the Company issued the Warrants to the Investors to purchase an aggregate of 1,057,283 shares of the Company’s common stock at $2.54 per share for a period of three months in exchange for the suspension of the Company’s obligation to make payments of principal during the original three month term of the Warrants and the waiver by the Investors of one-half of the pre-payment penalty on the Notes. As previously reported, on February 14, 2007, pursuant to the Fourth Amendment to Warrant Purchase Agreement and Stock Purchase Warrant, the exercise price of the Warrants was lowered to $1.52 per share.

As provided in the Agreement, the Company has registered the offer and sale of the shares underlying the Warrants under the Securities Act of 1933, as amended. The exercise price of the Warrants can be paid only by an exchange of the outstanding principal, interest and pre-payment penalty on the Notes at the time of exercise. Except for the extension of the exercise period and the clarification as to what may be used as payment for the exercise price of the Warrants, the Warrants and the Agreement remain unchanged. The Agreement and Form of Warrant were filed as exhibits to the Company’s report on Form 8-K dated June 30, 2006. A copy of the Fifth Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Also, as set forth in Item 3.02 below and incorporated by reference herein, pursuant to TCM B’s exercise of its Warrants, all of the remaining principal of the January Note held by TCM B has been paid by the Company and, upon payment of the outstanding interest on that Note, it will be retired.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above, which is incorporated by reference herein. Pursuant to the Agreement, on March 29, 2007, TCM and TCM B exercised Warrants to purchase 188,627 and 236,209 shares of the Company’s common stock, respectively. Each of TCM and TCM B exercised these Warrants against the January Notes at an exercise price of $1.52 per share, for a total aggregate exercise price of $645,750. TCM paid the exercise price of its Warrants by applying the principal balance of $279,720, as well as the prepayment penalty of $6,993, outstanding on the January Notes. TCM B paid the exercise price of its Warrants by applying the principal balance of $350,280, along with the prepayment penalty of $8,757, outstanding on the January Notes.

The issuance of the shares of common stock pursuant to the exercise of the Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Sections 4(2) and 4(6) of the Act. As noted above, the shares so issued have been registered for resale on Form S-3.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Fifth Amendment to Warrant Purchase Agreement and Stock Purchase Warrant between SMF Energy Corporation, Triage Capital Management, L.P. and Triage Capital Management B L.P. dated March 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2007	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, President and CEO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Fifth Amendment to Warrant Purchase Agreement and Stock Purchase Warrant between SMF Energy Corporation, Triage Capital Management, L.P. and Triage Capital Management B L.P. dated March 29, 2007